CONSENT OF EXPERT

March __, 2018

United States Securities and Exchange Commission

Re: Registration Statement on Form F-10 (the "**Registration Statement**") of Endeavour Silver Corp. (the "**Company**").

Ladies and Gentlemen,

The undersigned hereby consents to the use of and reference to his name in the Registration Statement and the documents incorporated therein by reference.

The undersigned hereby consents to the use of the technical information, including extracts from or summaries of the technical information, in the Registration Statement, and the documents incorporated by reference therein, and any amendments to the Registration Statement, including post-effective amendments, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, from the following technical reports of which the undersigned is an author:

"*NI 43-101 Technical Report Preliminary Economic Assessment for the Terronera Project, Jalisco State, Mexico*" effective April 3, 2017 and dated May 18, 2017

"*NI 43-101 Technical Report Preliminary Economic Assessment for the El Compas Project, Zacatecas State, Mexico*" effecitve March 27, 2017 and dated May 11, 2017

Sincerely,

/s/ Deepak Malhotra

Deepak Malhotra

CONSENT OF EXPERT

FILED BY SEDAR

British Columbia Securities Commission
Alberta Securities Commission
Financial and Consumer Affairs Authority of Saskatchewan
The Manitoba Securities Commission
Ontario Securities Commission
Financial and Consumer Services Commission (New Brunswick)
Nova Scotia Securities Commission
The Office of the Superintendent of Securities (Prince Edward Island)
Office of the Superintendent of Securities (Newfoundland & Labrador)

Re: Endeavour Silver Corp. (the "Company")
Final Short Form Base Shelf Prospectus

Reference is made to the Company's Final Short Form Base Shelf Prospectus dated ______________, 2018 (the "Prospectus"). Reference is also made to the following technical report (the "Technical Report") which has been prepared by the undersigned and which is indirectly incorporated by reference in the Prospectus:

[insert title and date of Technical Report here]

The undersigned hereby consents to:

(a) being named indirectly in the Prospectus; and

(b) the use of the Technical Report and to extracts from or a summary of the Technical Report in the Prospectus or incorporated by reference therein.

The undersigned hereby confirms that:

(i) the undersigned has read the Prospectus, including the extracts from or a summary of the Technical Report in the Prospectus or incorporated by reference therein; and

ii) the undersigned has no reason to believe that there are any misrepresentations in the information contained in the Prospectus or incorporated by reference therein that is derived from the Technical Report or that is within the undersigned's knowledge as a result of the services performed by the undersigned in connection with the Technical Report.

Dated: ____________________, 2018

(signature) (DEEPAK MALHOTRA)
[insert name of report author]

____
[insert name of report author]